STATE OF MINNESOTA
                               DEPARTMENT OF STATE

              To All To Whom These Presents Shall Come, Greeting:

     WHEREAS, Articles of Incorporation, duly signed and acknowledged under oath, have been filed for record in the office of the Secretary of State, on the 11th day of February, A. D. 1959 for the incorporation of
----          ---------          --

                       Rogers Hardware and Lumber Company
                       ----------------------------------
under  and   in   accordance  with  the  provisions  of  the  Minnesota Business
Corporation Act, Minnesota Statutes, Chapter 301;

     NOW THEREFORE, I, Joseph L. Donovan, Secretary of State of the State of Minnesota, by virtue of the powers and duties vested in me by law, do hereby certify that the said

                       Rogers Hardware and Lumber Company
                       ----------------------------------
is a legally organized Corporation under the laws of this State.

                                        Witness  my  official signature hereunto
                                   subscribed and the Great Seal of the State of Minnesota hereunto affixed this eleventh
                                                                        --------
                                   day of February in the  year  of our Lord one
                                          --------
                                   thousand  nine  hundred  and  fifty-nine.
                                                                 -----------
                                                        /s/ illegible
                                                       -------------------------
                                                           Secretary  of  State.

                           ARTICLES OF INCORPORATION
                           -------------------------

                                      OF
                                      --

                      ROGER'S HARDWARE AN LUMBER COMPANY
                      ------------------------------------

     We, the undersigned, for the purpose of forming a corporation under and pursuant to Chapter 300 of the Session Laws of the State of Minnesota for 1933, known as the "Business Corporation Act," and all acts amendatory thereof, do hereby adopt the following Articles of Incorporation:

                                   ARTICLE I.
                                   ----------

Section 1. The name of this corporation shall be:
----------

                      ROGER'S HARDWARE AND LUMBER COMPANY

Section 2. The purpose of this corporation is to maintain and operate at retail
----------
and at wholesale a lumber and hardware business and to manufacture, buy, sell or in every ways deal in at retail or at wholesale in lumber, building material, hardware, farm machinery and equipment of all kinds and description and to furnish parts or make repairs to any and all kinds of equipment, machines or machinery and to operate a lumber, hardware, general repair and construction business in all its branches; for itself or as agent or broker for others; to own, operate, manage, construct, reconstruct, repair, alter, improve or remove any and all kinds of buildings, structures, equipment, facilities or installations; to buy, purchase, own, hold, manage, operate, lease, mortgage, sell and/or convey, either or both, real and personal property; to buy, purchase, hold, sell, exchange, transfer or otherwise deal in share's of capital stock, bonds, mortgages and other obligation; including the right to purchase, hold, sell, exchange or transfer or otherwise deal in its own capital stock; to act as agent, broker or factor for any person, persons, firm or corporation; to enter into partnerships and joint ventures and partnership agreements and to perform partnership and joint venture agreements; to apply for, obtain, buy, sell and covey patents, patent rights and copyrights; to borrow money and to do any and all things convenient for or in connection with or incidental to the accomplishment of the purposes of the corporation.

Section 3. The duration of this corporation shall be perpetual.
----------

Section 4. The location and post office address of its present registered office
----------
in the State of Minnesota shall be Rogers, Minnesota.

                                  ARTICLE II.
                                  -----------

     The capital stock of this corporation shall consist of One Thousand (1,000) shares of common stock of no par value.

                                  ARTICLE III.
                                  ------------

     The amount of stated capital with which this corporation shall commence business shall not be less than Twenty Five Thousand and no/100 ($25,000.00) Dollars.

                                  ARTICLE IV.
                                  -----------

     The governing body of this corporation shall consist of a Board of Directors, consisting of not less than three (3) members or not more than five
(5) members. The Board of Directors and the officers of this corporation need not be shareholders.

                                   ARTICLE V.
                                   ----------

     The first Board of Directors shall consist of three (3) members. The names and post office addresses of the first Board of Directors shall be:

     J.E. FEYERESEN                whose post office address is
                                   5257 York Avenue South
                                   Minneapolis, Minnesota, who
                                   shall be President

     ELIZABETH FEYERESEN           whose post office address is
                                   5257 York Avenue South
                                   Minneapolis, Minnesota, who
                                   shall be Vice-President

     W.F. FEYERSEN                 whose post office address is
                                   6713 Cornelia Drive,
                                   Minneapolis, Minnesota, who
                                   shall be Secretary and Treasurer

     The terms of office of the said Directors and Officers of the corporation shall be until 12th day of January, 1960; or until their successor of successors have been duly elected or appointed, and have qualified. Members of the Board of Directors of this corporation and the officers of the corporation need not be shareholders.

                                  ARTICLE VI.
                                  -----------

     The name and post office address of each incorporator is:

     J.E. FEYERESEN                     5257 York Avenue South,
                                        Minneapolis, Minnesota

     ELIZABETH FEYERESEN                5257 York Avenue South
                                        Minneapolis, Minnesota

     W.F. FEYERSEN                      6713 Cornelia Drive,
                                        Minneapolis, Minnesota

     IN TESTIMONY WHEREOF, We have hereunto set our hands and seals this 6th day
                                                                         ---
of February, 1959.

                                        /s/ J.E. Feyeresen
                                        ----------------------------------
                                        J.E. Feyeresen

                                        /s/ Elizabeth Feyeresen
                                        ----------------------------------
                                        Elizabeth Feyeresen

                                        /s/ W.F. Feyersen
                                        ----------------------------------
                                        W.F. Feyersen

     IN PRESENCE OF

/s/ illegible
---------------------------

/s/ illegible
---------------------------

STATE OF MINNESOTA)
                  )  SS
COUNTY OF HENNEPIN)

     On this 6th day of February, 1959, before me a Notary Public within and
             ---
for said County and State, personally appeared J.E. Feyeresen, Elizabeth Feyeresen and W.F. Feyersen, to me known to be the persons described in and who executed the foregoing Articles of Incorporation, and acknowledged to me that they executed the same as their own free act and deed, for the purposes therein set forth.

                                           /s/ L.W. Crawhall
                                           -------------------------
                                           L.W. Crawhall
                                           Notary Public; Hennepin County, Minn.
                                           My commission expires July 20, 1965
                                                     (NOTARIAL SEAL)

                           ARTICLES OF INCORPORATION
                           -------------------------

                                       OF
                                       --

                       ROGERS HARDWARE AND LUMBER COMPANY
                       ----------------------------------

                               STATE OF MINNESOTA
                              DEPARTMENT OF STATE

                    I  here  by  certify  that  the  within
                    instrument  was filed for record in this
                    office on the 11 day of Feb A.D. 1959 at
                                  --        ---        --
                    8  o'clock a.m. and was duly recorded in
                    --         ---
                    book  X-17  of  incorporation  on  page
                          ----
                    3 of 8
                    ------
                                               /s/ illegible
                                          Secretary of State


                                           APPR' D  &  FILED
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                                           IND FILED________
                                           OEX CHECKED______
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